UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers

On March 25, 2009, all of the independent directors of the Board of Directors of Ebix, Inc. (“Ebix”) unanimously approved the recommendation of its Compensation Committee to provide Robin Raina, Ebix’s Chairman of the Board and Chief Executive Officer, $900,000 in accordance with a previously approved an incentive bonus plan for Mr. Raina based on Ebix’s revenue and net income results for 2008, and an additional bonus compensation of $400,000 as a result of Mr. Raina’s surpassing of expectations under such plan. The independent directors of the Board of Directors also voted unanimously to award Mr. Raina 14,680 shares of restricted stock. This grant of restricted stock will vest equally over a period of three years beginning on the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary

Dated: March 31, 2009